Exhibit 32.2

Section 1350 Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Dollarama Group L.P. and Dollarama Group Holdings L.P. (together, the “Partnership”) on Form 10-Q for the quarter ended May 3, 2009, as filed with the Securities and Exchange Commission (the “Report”), I, Robert Coallier, Chief Financial Officer of the general partner of the Company, Dollarama Group GP Inc., certify that to my knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: June 12, 2009

/s/ Robert Coallier
Robert Coallier Chief Financial Officer and Secretary